Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

PROTAGENIC THERAPEUTICS, INC.

I.

The name of this corporation is: PROTAGENIC THERAPEUTICS, INC.

II.

The address of the corporation’s registered office in the State of Delaware is at 15 East North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

III.

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV.

The total number of shares of capital stock which the corporation shall have authority to issue is 750,000 shares of Common Stock, $0.001 par value per share (“Common Stock”).

V.

The board of directors is authorized to make, alter or repeal the bylaws of this corporation. Election of directors need not be by written ballot.

VI.

The name and mailing address of the incorporator is:

John D. Tishler, Esq.

c/o Sheppard Mullin Richter & Hampton, LLP

12544 High Bluff Drive, Suite 300

San Diego, California 92130-3051

No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

1

Neither the amendment nor repeal of Article 7, nor the adoption of any provision of the certificate of incorporation inconsistent with Article 7, shall eliminate or reduce the effect of Article 7 in respect of any matter occurring, or any cause of action, suit or claim that, but for Article 7 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

I, JOHN D. TISHLER, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

Dated: September 22, 2004

State of California

County of San Diego

/s/ John D. Tishler
JOHN D. TISHLER, Incorporator

2

RESTATED CERTIFICATE OF INCORPORATION

OF

PROTAGENIC THERAPEUTICS, INC.

Protagenic Therapeutics, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1. The name of the Corporation is Protagenic Therapeutics, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was September 24, 2004.

2. This Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation as previously amended or supplemented, has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: August 18, 2005	PROTAGENIC THERAPEUTICS, INC.

	By:	/s/ Haro Hartounian
Haro Hartounian
Assistant Secretary

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

PROTAGENIC THERAPEUTICS, INC.

I.

The name of this corporation is: PROTAGENIC THERAPEUTICS, INC.

II.

The address of the corporation’s registered office in the State of Delaware is at 15 East North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

III.

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV.

The total number of shares of capital stock which the corporation shall have authority to issue is 10,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”). Effective at the time of filing with the Secretary of State of the State of Delaware of this Restated Certificate of Incorporation, each share of the Corporation’s Common Stock issued and outstanding shall automatically and without any action on the part of the respective holders thereof, be split into a number of shares of Common Stock of the Corporation obtained by multiplying each such share by the following fraction: 4/3.

V.

The board of directors is authorized to make, alter or repeal the bylaws of this corporation. Election of directors need not be by written ballot.

VI.

No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (i ii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

Neither the amendment nor repeal of Article VI, nor the adoption of any provision of the certificate of incorporation inconsistent with Article VI, shall eliminate or reduce the effect of Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for Article VI would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

PROTAGENIC THERAPEUTICS, INC.

Protagenic Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That by written consent of the director of the Company, the following resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, as filed on August 19, 2005, declaring said amendment to be advisable:

RESOLVED:	that the Restated Certificate of Incorporation of this corporation be amended by adding to the Article thereof numbered “IV” so that, at the end of said Article, the following shall be included:

Effective upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware each one (1) share of the Company’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be split into that number of shares of Common Stock of the Company obtained by multiplying each such share by 3.471652721. No fractional shares shall be issued in connection therewith, and each stockholder otherwise entitled to receive a fractional share shall receive the next lower whole number of shares of Common Stock.

SECOND: That thereafter, pursuant to said resolution of its board of directors, the amendment was duly adopted by written consent of the stockholders of the Company.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Haro Hartounian, its Assistant Secretary, this 25 day of October, 2006.

/s/ Haro Hartounian
Haro Hartounian, Assistant Secretary

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is Protagenic Therapeutics, Inc.

2.	Its registered office in the State of Delaware is located at 615 South DuPont Highway , City of Dover Zip Code 19901 County of Kent the name of its registered agent is National Corporate Research, Ltd.

3.	The date the Certificate of Incorporation was filed in Delaware was September 24, 2004.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 11th day of January, 2007, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 12th day of January A.D. 2007, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 5th day of March A.D. 2007.

By:	/s/ Hartoun Hartounian
Authorized Officer

Name:	Hartoun Hartounian
Print or Type

Title:	President

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is Protagenic Therapeutics, Inc.

2.	Its registered office in the State of Delaware is located at 1679 S Dupont Hwy., Ste 100 Street, City of Dover Zip Code 19901 County of Kent the name of its registered agent is Registered Agent Solutions, Inc.

3.	The date the Certificate of Incorporation was filed in Delaware was SEPTEMBER 24, 2004.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 6 day of AUGUST same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 7 day of AUGUST A.D. 2015, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 14 day of September A.D. 2015.

By:	/s/ Robert Ziroyan
Authorized Officer

Name:	Robert Ziroyan
Print or Type

Title:	President & COO

CERTIFICATE OF AMENDMENT OF

THE RESTATED CERTIFICATE OF INCORPORATION

OF PROTAGENIC THERAPEUTICS, INC.

Protagenic Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Protagenic Therapeutics, Inc. (the “Corporation”) and that this Corporation was originally incorporated pursuant to the General Corporation Law on September 24, 2004 under the name Protagenic Therapeutics, Inc.

SECOND: That by unanimous written consent, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is substantially as follows:

The first sentence of Article IV is hereby amended to read in full as follows:

“The total number of shares of capital stock which the corporation shall have authority to issue is 20,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”).”

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 29 day of SEPTEMBER, 2015.

PROTAGENIC THERAPEUTICS, INC.

By:	/s/ Robert Ziroyan
Name:	Robert Ziroyan
Title:	President and Chief Operating Officer

[Signature Page to Certificate of Amendment of the

Restated Certificate of Incorporation of Protagenic Therapeutics, Inc.]